UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2017

MEAD JOHNSON NUTRITION COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34251	80-0318351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 North Canal Street, 25th Floor Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 466-5800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 10, 2017 (as amended from time to time, the “Merger Agreement”), among Mead Johnson Nutrition Company (the “Company”), Reckitt Benckiser Group plc, a company incorporated under the laws of England and Wales (“RB”) and Marigold Merger Sub, Inc., a Delaware corporation and wholly owned indirect subsidiary of RB (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned indirect subsidiary of RB.

Item 8.01 Other Events.

As of the date hereof, the Company issued a press release announcing the receipt of the final regulatory approval necessary to complete its acquisition by RB. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The transaction is expected to close on Thursday, June 15, 2017, subject to the satisfaction of customary closing conditions at such time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Mead Johnson Nutrition Company, dated June 12, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mead Johnson Nutrition Company

Date: June 12, 2017	By:	/s/ Patrick M. Sheller
Patrick M. Sheller

Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Mead Johnson Nutrition Company, dated June 12, 2017